UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 15, 2026

THE HARTFORD INSURANCE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13958	13-3317783
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
The Hartford Insurance Group, Inc.
One Hartford Plaza, Hartford, Connecticut 06155
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (860) 547-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HIG	The New York Stock Exchange
6.10% Notes due October 1, 2041	HIG 41	The New York Stock Exchange
Depositary Shares, Each Representing a 1/1,000th Interest in a Share of 6.000% Non-Cumulative Preferred Stock, Series G, par value $0.01 per share	HIG PR G	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 15, 2026, the board of directors (the "Board") of The Hartford Insurance Group, Inc. (the "Company") elected Randy Larsen as director of the Board effective on September 1, 2026. Mr. Larsen was appointed to serve on the Board’s Finance, Investment and Risk Management Committee and Nominating and Corporate Governance Committee effective September 1, 2026.

The Board has determined that Mr. Larsen does not have a direct or indirect interest in any transaction with the Company that would qualify as a related party transaction under Item 404(a) of Regulation S-K, and that he meets the applicable independence requirements of the New York Stock Exchange and the Company's Corporate Governance Guidelines.

As compensation for the remainder of the 2026-2027 Board service year, Mr. Larsen will receive a pro rata portion of the Company’s annual cash retainer for non-management directors of $115,000 in the amount of $82,700 and a pro rata portion of the Company’s equity compensation annual retainer of $190,000 in the form of restricted stock units valued at $136,600. The restricted stock units will be granted on the second trading day following the filing of the Company’s Form 10-Q for the quarter ending September 30, 2026, based on the Company’s closing stock price on the grant date.

In addition, Mr. Larsen will participate in other non-management director compensation arrangements described in the Company’s 2026 proxy statement, including receiving $100,000 of group life insurance coverage and $750,000 of accidental death and dismemberment and permanent total disability coverage, as well as reimbursement for all travel and related expenses incurred in connection with his Board service.

Item 7.01     Regulation FD Disclosure.

On July 15, 2026, the Company issued a press release regarding the events described in Item 5.02 above.
The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information furnished in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01     Financial Statements and Exhibits

Ex No.
99.1	Press Release of The Hartford Insurance Group, Inc. dated July 15, 2026

101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hartford Insurance Group, Inc.

July 15, 2026	By:	/s/ Terence Shields
Name: Terence Shields
Title: Senior Vice President & Corporate Secretary